EXHIBIT 10.2

EXECUTION COPY

RESTRICTED STOCK GRANT NOTICE AND AGREEMENT

Igloo Holdings Corporation (the “Company”), pursuant to its 2010 Stock Incentive Plan (the “Plan”), hereby grants to the Holder the number of shares of Restricted Stock set forth below. The Restricted Stock is subject to all of the terms and conditions as set forth in this Restricted Stock Grant Notice and Agreement (this “Grant Notice”), as well as the terms and conditions of the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

Holder:	Andrew Prozes

Date of Grant:	May 13, 2011

Number of Shares of Restricted Stock:	400,000

Vesting Schedule:	Twenty percent (20%) of the shares of Restricted Stock, rounded down to the nearest whole share, shall vest upon the one (1) year anniversary of the Date of Grant, and the remainder of the shares of Restricted Stock shall vest in substantially equal monthly installments, rounded down to the nearest whole share, during the forty-eight (48) months thereafter (such that approximately one and two thirds percent (1 2/3%) of the shares of Restricted Stock shall vest upon each subsequent monthly anniversary of the Date of Grant during such period); provided, that with respect to the last such installment, the number of shares of Restricted Stock that vest in such installment shall be such that the Holder will be fully vested in the total number of shares Restricted Stock listed above. Notwithstanding anything herein to the contrary, in the event that a Change in Control occurs, all unvested shares of Restricted Stock shall vest in full upon such Change in Control.

Termination of Service:	Section 6(d) of the Plan regarding treatment of Restricted Stock upon Termination is incorporated herein by reference and made a part hereof. Following any such Termination, the Restricted Stock shall remain subject to Sections 8, 9, and 10 of the Plan, provided that Section 8(b) of the Plan shall not apply.

Repurchase Rights:	Section 6(d) of the Plan regarding the Company’s right to repurchase Restricted Stock is incorporated herein by reference and made a part hereof. In addition to, and not in lieu of, the restrictions set forth in Sections 9 and 10 of the Plan, in the event a Material Breach Event (as defined below) occurs, (i) all of the Holder’s shares of Restricted

Stock (whether vested or unvested) shall immediately forfeit upon such Material Breach Event for no consideration, and (ii) at any time thereafter upon delivery of written notice by the Company, the Holder shall be obligated to deliver promptly (and, in any event, no later than five (5) business days after delivery of such notice) to the Company in immediately available funds to an account designated by the Company in such notice the aggregate gross proceeds previously received by the Holder (or his or its transferee) from the Company or any other Person or Group in connection with the transfer by the Holder or any transferees of any shares of Restricted Stock acquired hereunder prior to the date of such Material Breach Event. For purposes of this Grant Notice, the term “Material Breach Event” shall mean the Holder’s breach of the Confidentiality Agreement (as defined below).

Shareholders Agreement:	Prior to being issued any Restricted Stock, the Holder, to the extent not already a party to that certain Shareholders Agreement dated as of July 29, 2010, by and among the Company and certain of its investors, as the same may be amended and/or restated from time to time (the “Shareholders Agreement”), shall be required to execute and become a party to such agreement.

Confidentiality Agreement:	Concurrently with the execution of this Grant Notice, the Holder, to the extent not already a party to the Confidentiality Assignment Agreement attached hereto as Exhibit A (the “Confidentiality Agreement”), shall execute and become a party to such Confidentiality Agreement. In the event that the Holder breaches the Confidentiality Agreement, in addition to any other remedies, the Committee may determine, in its sole discretion, to require all Restricted Stock then held by the Holder to be immediately forfeited and returned to the Company without additional consideration.

Section 280G:	Modified Cutback. If any payment, benefit, or distribution of any type to or for the benefit of the Holder, whether paid or payable, provided or to be provided, or distributed or distributable pursuant to the terms of this Grant Notice or otherwise (collectively, the “Parachute Payments”) would subject the Holder to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), the Parachute Payments shall be reduced so that the maximum amount of the Parachute Payments (after reduction) shall be one dollar ($1.00) less than the amount which would cause the

Parachute Payments to be subject to the Excise Tax; provided that the Parachute Payments shall only be reduced to the extent the after-tax value of amounts received by the Holder after application of the above reduction would exceed the after-tax value of the amounts received without application of such reduction. For this purpose, the after-tax value of an amount shall be determined taking into account all federal, state, and local income, employment and excise taxes applicable to such amount. Unless the Holder shall have given prior written notice to the Company to effectuate a reduction in the Parachute Payments if such a reduction is required, which notice shall be consistent with the requirements of Section 409A of the Code to avoid the imputation of any tax, penalty or interest thereunder, then the Company shall reduce or eliminate the Parachute Payments by first reducing or eliminating accelerated vesting of stock options or similar awards, then reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any other remaining Parachute Payments; provided, that no such reduction or elimination shall apply to any non-qualified deferred compensation amounts (within the meaning of Section 409A of the Code) to the extent such reduction or elimination would accelerate or defer the timing of such payment in a manner that does not comply with Section 409A of the Code.

Determinations. (i) An initial determination as to whether (x) any of the Parachute Payments received by the Holder in connection with the occurrence of a change in the ownership or control of the Company or in the ownership of a substantial portion of the assets of the Company shall be subject to the Excise Tax, and (y) the amount of any reduction, if any, that may be required pursuant to the previous paragraph, shall be made by an independent accounting firm selected by the Company (the “Accounting Firm”) prior to the consummation of such change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company. The Holder shall be furnished with notice of all determinations made as to the Excise Tax payable with respect to the Holder’s Parachute Payments, together with the related calculations of the Accounting Firm, promptly after such determinations and calculations have been received by the Company.

(ii) For purposes of this provision, (A) no portion of the Parachute Payments the receipt or enjoyment of which the Holder shall have effectively waived in writing prior to the date of payment of the Parachute Payments shall be taken into account; (B) no portion of the Parachute Payments shall be taken into account which in the opinion of the Accounting Firm does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code; (C) the Parachute Payments shall be reduced only to the extent necessary so that the Parachute Payments (other than those referred to in the immediately preceding clause (A) or (B)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code or are otherwise not subject to disallowance as deductions, in the opinion of the auditor or tax counsel referred to in such clause (B); and (D) the value of any non-cash benefit or any deferred payment or benefit included in the Parachute Payments shall be determined by the Company’s independent auditors based on Sections 280G and 4999 of the Code and the regulations for applying those sections of the Code, or on substantial authority within the meaning of Section 6662 of the Code.

Additional Terms:

	•	The Restricted Stock granted hereunder shall be registered in the Holder’s name on the books of the Company during the Lock-Up Period and for such additional time as the Committee determines appropriate in its reasonable discretion. Any certificates representing Restricted Stock shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions as the Committee deems appropriate.

	•	Upon vesting of the Restricted Stock (or such other time that the Restricted Stock is taken into income), Holder will be required to satisfy applicable withholding tax obligations, if any, as provided in the Plan.

•	The Holder shall be the record owner of the Restricted Stock until or unless such Restricted Stock is forfeited or repurchased, or otherwise sold or transferred in accordance with the terms of the Plan, and as record owner shall generally be entitled to all rights of a Stockholder with respect to the Restricted Stock; provided, however, that the Company will retain custody of all dividends and distributions, if any (“Retained Distributions”), made or declared on the Restricted Stock (and such Retained Distributions shall be subject to forfeiture and the same restrictions, terms and vesting and other conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account. As soon as practicable following each applicable vesting date any applicable Retained Distributions shall be delivered to the Holder.

•	This Grant Notice does not confer upon the Holder any right to continue as an employee or service provider of the Employer or any other member of the Company Group.

•	This Grant Notice shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

•	The Holder agrees that the Company may deliver by email all documents relating to the Plan or the Restricted Stock (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). The Holder also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify the Holder by email or such other reasonable manner as then determined by the Company.

Representations and Warranties of the Holder:	The Holder hereby represents and warrants to the Company that:

	•	The Holder understands that the Stock has not been registered under the Securities Act, nor qualified under any state securities laws, and that it is being offered and sold pursuant to an exemption from such registration and qualification based in part upon the Holder’s representations contained herein; the Stock is being issued to Holder hereunder in reliance upon the exemption from such registration provided by Section 4(2) of the Securities Act for transactions by an issuer not involving any public offering, and in connection therewith, the Holder acknowledges the Holder’s status as an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act;

	•	The Holder is an “accredited investor” as such term is defined in Rule 501(a) of the Securities Act and has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of the investment contemplated by this Grant Notice, and the Holder is able to bear the economic risk of this investment in the Company (including a complete loss of this investment);

	•	Except as specifically provided herein or in the Plan, the Holder has no contract, undertaking, understanding, agreement, or arrangement, formal or informal, with any person to sell, transfer, or pledge all or any portion of his or its Stock, and has no current plans to enter into any such contract, undertaking, understanding, agreement, or arrangement;

	•	The Holder has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, article, or any other form of advertising or general solicitation as to the Company’s sale to the Holder of the Stock;

	•	The Holder is familiar with the business and operations of the Company and has been afforded full and complete access to the books, financial statements, records, contracts, documents, and other information concerning the Company and its proposed activities, and has been afforded an opportunity to ask such questions of the Company’s agents, accountants, and other representatives concerning the Company’s proposed business, operations, financial condition, assets, liabilities, and other relevant matters as he or it has deemed necessary or desirable, and has been given all such information as has been requested, in order to evaluate the merits and risks of the investment contemplated herein;

•	The Holder has been informed that the shares of Stock are restricted securities under the Securities Act and may not be resold or transferred unless the shares of Stock are first registered under the federal securities laws or unless an exemption from such registration is available; and

•	The Holder is prepared to hold the shares of Stock for an indefinite period and that the Holder is aware that Rule 144 as promulgated under the Securities Act, which exempts certain resales of restricted securities, is not presently available to exempt the resale of the shares of Stock from the registration requirements of the Securities Act.

[Signatures to appear on the following page.]

THE UNDERSIGNED HOLDER ACKNOWLEDGES RECEIPT OF THIS GRANT NOTICE AND THE PLAN, AND AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS GRANT NOTICE AND THE PLAN.

IGLOO HOLDINGS CORPORATION		HOLDER

By:	/s/ Vincent A. Chippari	/s/ Andrew Prozes
	Signature	Signature

Title:	Treasurer & Co-Secretary	Date: May 5, 2011

Date: May 13, 2011

EXHIBIT A

CONFIDENTIALITY AGREEMENT